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                                                                    Exhibit 16.1


ParenteRandolph
  The Power of Ideas


                                                                   June 26, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the amended statements made by Moro Corporation (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K/A report dated June 26, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.




Very truly yours,



/s/ParenteRandolph, LLC